EXHIBIT 99.1

NEWS RELEASE	OTCBB: OLYR
Date: March 3, 2003	TSX: ORL

FLOW TESTS POSITIVE, NEW WELL COMMENCES

For Immediate Release

Olympic Resources Ltd. (Olympic) reports flow test operations from the recently drilled Strange Brew 2-30 in the East Corning Field have been completed. Initial flow tests are very positive and the well will commence production shortly in excess of 1 MMCFPD.

Olympic also reports drilling preparations have commenced on the Strange Brew 4-30 from the same drill pad as the Strange Brew 2-30. The well will test similar gas producing anomalies located in three wells previously drilled by Olympic and partners in this immediate area.

To find out more about Olympic Resources Ltd. (TSX: ORL, OTC: OLYR), visit our website at www.orlresources.com.

OLYMPIC RESOURCES LTD.

Daryl Pollock,
President

The TSX has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this News Release.

WARNING: The Company relies on litigation protection for “forward looking” statements. Actual results could differ materially from those described in the news release as a result of numerous factors, some of which are outside the control of the Company.